Exhibit 10.25

[GenoMed letterhead]

January 9, 2003

Dr. Tony Frudakis, CEO
DNAPrint genomics, Inc.
900 Cocoanut Ave.
Sarasota, FL  34236

Dear Tony,

At a special meeting of the board of directors of GenoMed, Inc. held on December
13, 2002, the board unanimously agreed to issue you nonqualified stock options in consideration of your service to the corporation as a member of the
Scientific Advisory Board (SAB), as per your contract. These stock options, in a form to be approved by the attorneys for the corporation, are exercisable for the number of shares, and on the price and terms described below:

Number of shares: seventy-eight thousand, one hundred (78,100) representing your having served 285/365, or 78.1% of a year, from the date your SAB contract was executed (Jan. 17, 2002) until the date you gave written notice of your desire to resign from the SAB on Oct. 29, 2002

Exercise price: the closing bid price of the stock on October 29, 2002, which was $0.025

Time to exercise the option: 2 years from the date of your resignation from SAB,
i.e. until October 29, 2004.

Thanks so much for all our help, both personally, and on our SAB. I look forward eagerly to working with DNAP once GenoMed secures adequate research funding.

Yours sincerely,

/s Dave Moskowitz
David W. Moskowitz
CMO, CEO, and Chairman

4560 Clayton Avenue    St. Louis, MO 63110  tel 314-977-0115  fax 314-977-0042
www.genomedics.com